Exhibit 99

ViacomCBS Announces Expiration and Final Tender Results of its Cash Tender Offers for Certain Outstanding Debt Securities

June 10, 2020

NEW YORK --(BUSINESS WIRE) -- June 10, 2020 -- ViacomCBS Inc. (“ViacomCBS”) (NASDAQ: VIAC, VIACA) today announced that in connection with the expiration of its previously-announced cash tender offers (collectively, the “Offers”) of the debt securities identified in the table below, collectively referred to as the “Securities” and each referred to as a “series” of Securities, approximately $1,736,402,000 in combined aggregate principal amount of Securities were validly tendered and not validly withdrawn on or prior to the Expiration Date, in the aggregate amounts as shown in the table. The Offers, which were for up to a maximum of $2.0 billion combined aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers), expired at 11:59 p.m., New York City time, on June 9, 2020 (the “Expiration Date”). The terms and conditions of the Offers are described in the Offer to Purchase, dated May 12, 2020 (the “Offer to Purchase”), and were amended by each of ViacomCBS’ press releases issued on May 27, 2020, announcing the results for the Offers as of 5:00 p.m., New York City time, on May 26, 2020 (the “Early Tender Deadline”) and increase in consideration, and the pricing terms of the Offers, respectively.

Title of Security	CUSIP Number	Acceptance Priority Level	Aggregate Principal Amount Outstanding Prior to the Offers	Aggregate Principal Amount Tendered as of the Early Tender Deadline and Purchased	Aggregate Principal Amount Tendered After the Early Tender Deadline and as of the Expiration Date	Total Aggregate Principal Amount Purchased and Expected to be Purchased
3.875% Senior Notes due 2021	92553P AJ1	1	$600,000,000	$170,045,000	$89,558,000	$259,603,000
2.500% Senior Notes due 2023	124857 AS2	2	$400,000,000	$169,941,000	$33,493,000	$203,434,000
2.900% Senior Notes due 2023	124857 AY9 124857 AU7 U1492DAB7	3	$400,000,000	$156,607,000	$65,000	$156,672,000
3.250% Senior Notes due 2023	92553P AR3	4	$181,610,000	$39,549,000	$653,000	$40,202,000
4.250% Senior Notes due 2023	92553P AT9	5	$1,250,000,000	$406,345,000	$2,921,000	$409,266,000
7.125% Senior Notes due 2023	124845 AF5	6	$45,882,000	$11,044,000	$103,000	$11,147,000
7.875% Debentures due 2023	960402 AS4	7	$186,998,000	$47,557,000	$180,000	$47,737,000
5.875% Junior Subordinated Debentures due 2057*	92553P BD3	8	$650,000,000	$130,000,000	n/a	$130,000,000
3.375% Senior Notes due 2022	124857 AG8	9	$700,000,000	$271,186,000	$12,883,000	$284,069,000
3.125% Senior Notes due 2022	92553P AM4	10	$195,375,000	$76,054,000	$1,703,000	$77,757,000
2.250% Senior Notes due 2022	92553P BA9	11	$49,553,000	$14,077,000	$258,000	$14,335,000

__________

*	The maximum aggregate principal amount of the 5.875% Junior Subordinated Debentures due 2057 (the “2057 Debentures”) purchased in the Offers was capped at $130,000,000.

As of the Expiration Date, Securities in each series listed in the table above (other than with respect to the 2057 Debentures), validly tendered after the Early Tender Deadline but on or prior to the Expiration Date are expected to be accepted for purchase on June 11, 2020 (the “Final Settlement Date”).

Pursuant to the terms of the Offer to Purchase, the maximum principal amount of 2057 Debentures to be purchased was limited to $130,000,000 (the “2057 Debentures Tender Cap”). Because the amount of the 2057 Debentures previously accepted for purchase at the Early Tender Deadline met the 2057 Debentures Tender Cap, no additional 2057 Debentures will be accepted for purchase on the Final Settlement Date.

Securities not accepted for purchase will be promptly credited to the account of the registered holder of such Securities (individually, a “Holder” and collectively, the “Holders”) with The Depository Trust Company and otherwise returned in accordance with the Offer to Purchase.

As announced previously, Holders of Securities validly tendered and not validly withdrawn on or prior to the Expiration Date that were accepted for purchase will receive the Total Consideration (as defined in the Offer to

Purchase), which includes the early tender premium of $30.00 per $1,000 principal amount of Securities accepted for purchase. All payments for Securities purchased in connection with the expiration of the Offers will also include accrued and unpaid interest on the principal amount of Securities purchased from the last interest payment date applicable to the relevant series of Securities up to, but not including, the Final Settlement Date.

Information Relating to the Offers

Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Mizuho Securities USA LLC are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is Global Bondholder Services Corporation. Copies of the Offer to Purchase and related offering materials are available by contacting Global Bondholder Services Corporation by telephone at (866) 924-2200 (toll-free) or (212) 430-3774 (banks and brokers) or by email at contact@gbsc-usa.com. Questions regarding the Offers should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106 (collect) or (800) 558-3745 (toll-free), Deutsche Bank Securities Inc., Liability Management Group, at (212) 250-2955 (collect) or (866) 627-0391 (toll-free), J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free) or Mizuho Securities USA LLC, Liability Management Group, at (212) 205-7736 (collect) or (866) 271-7403 (toll-free).

This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell with respect to any securities. The solicitation of offers to sell the Securities is only being made pursuant to the terms of the Offer to Purchase. The offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of ViacomCBS, the dealer managers, or the information and tender agent is making any recommendation as to whether or not holders should tender their Securities in connection with the Offers.

About ViacomCBS

ViacomCBS (NASDAQ: VIAC; VIACA) is a leading global media and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, CBS All Access, Pluto TV and Simon & Schuster, among others. The company delivers the largest share of the US television audience and boasts one of the industry’s most important and extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, ViacomCBS provides powerful capabilities in production, distribution and advertising solutions for partners on five continents.

Cautionary Statement Concerning Forward-Looking Statements

This communication contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: the impact of the COVID-19 pandemic (and other widespread health emergencies or pandemics) and measures taken in response thereto; technological developments, alternative content offerings and their effects in our markets and on consumer behavior; the impact on our advertising revenues of changes in consumers’ content viewership, deficiencies in audience measurement and advertising market conditions; the public acceptance of our brands, programming, films, published content and other entertainment content on the various platforms on which they are distributed; increased costs for programming, films and other rights; the loss of key talent; competition for content, audiences, advertising and distribution in consolidating industries; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; the risks and costs associated with the integration of the CBS Corporation and Viacom Inc. businesses and investments in new businesses, products, services and technologies;

evolving cybersecurity and similar risks; the failure, destruction or breach of critical satellites or facilities; content theft; domestic and global political, economic and/or regulatory factors affecting our businesses generally; volatility in capital markets or a decrease in our debt ratings; strikes and other union activity; fluctuations in our results due to the timing, mix, number and availability of our films and other programming; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; liabilities related to discontinued operations and former businesses; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

VIAC-IR

Press:

Justin Dini

Executive Vice President, Corporate Communications

(212) 846-2724

justin.dini@viacbs.com

Justin Blaber

Senior Director, Corporate Communications

(212) 846-3139

justin.blaber@viacom.com

Pranita Sookai

Director, Corporate Communications

(212) 846-7553

pranita.sookai@viacom.com

Investors:

Anthony DiClemente

Executive Vice President, Investor Relations

(212) 846-5208

anthony.diclemente@viacbs.com

Jaime Morris

Vice President, Investor Relations

(212) 846-5237

jaime.morris@viacbs.com